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                                                           Registration No. 001-

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 GUITAR CENTER, INC.
                (Exact Name of Registrant as specified in Its Charter)

              Delaware                                   95-4600862
         (State of Incorporation                      (I.R.S. Employer
          or Organization)                             Identification No.)

         5155 Clareton Drive                               91301
      Agoura Hills, California                        (Zip Code)
(Address of Principal Executive Offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A(c)(2), please check the following box / /


          Securities to be Registered Pursuant to Section 12(b) of the Act:

    Title of Each Class to                       Name of Each Exchange on Which
       be so Registered                          Each Class is to be Registered
       ----------------                          ------------------------------
              None


          Securities to be Registered Pursuant to Section 12(g) of the Act:


                             Common Stock, $.01 par value
                                   (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock--Common Stock" at page 63 of the Preliminary Prospectus included in the Registrant's Registration Statement on Form S-1, (Registration No. 333-20931) filed with the Securities and Exchange Commission (the "Commission") on January 31, 1997, as amended by Amendment No. 1 thereto filed on February 20, 1997 and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit
NUMBER   DESCRIPTION

 1.1     Specimen certificate for Registrant's Common Stock.

 2.1     Restated Certificate of Incorporation of the Registrant.
         (Filed as Exhibit 3.5 to Registrant's Registration Statement on Form S-1 (Registration No. 333-20931) and incorporated herein by reference.)

 2.2 Amended and Restated Bylaws of Registrant. (Filed as Exhibit 3.7 to Registrant's Registration Statement on Form S-1 (Registration No. 333-20931) and incorporated herein by reference.)


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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


DATE:  March 6, 1997                   GUITAR CENTER, INC.




                                       By:    /s/ BRUCE ROSS
                                          ------------------------
                                           Bruce Ross
                                            Vice President and
                                            Chief Financial Officer


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